UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      November 12, 2008

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 12, 2008, the NYSE Regulation, Inc. (“NYSE Regulation”) provided verbal notice and subsequently issued a written notice on November 17, 2008 that the common stock of Impac Mortgage Holdings, Inc. (the “Company”)  (ticker symbol:  IMH) and the Company’s 9.375% Series B Cumulative Redeemable Preferred Stock (ticker symbol:  IMH PR B)  and 9.125% Series C Cumulative Redeemable Preferred Stock (ticker symbol:  IMH PR C) will be suspended prior to the opening of the market on Friday, November 21, 2008.

NYSE Regulation based its determination on the fact that the Company’s common stock had once again fallen below the New York Stock Exchange’s (“NYSE”) continued listing standard for average closing price of less than $1.00 over a consecutive 30 trading day period and failed to cure this non-compliance within the required timeframe.  The common stock is now also trading at levels viewed as “abnormally low” with a closing price of $0.12 on November 14, 2008.

The Company has been advised that its securities are eligible for quotation on the Pink Sheets, an electronic quotation service for securities traded over-the-counter, effective with the opening of trading, on November 21, 2008, and that shortly after the close of business on November 20, 2008, the Company’s Pinks Sheets trading symbols can be found at www.otcbb.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

 Date: November 18, 2008

By:	/s/	Ron Morrison
Name:	Ron Morrison
Title:	Executive Vice President and General
Counsel